                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  CONFIDENTIAL, FOR USE OF THE
                                               COMMISSION ONLY (AS PERMITTED BY
                                               RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               AptarGroup, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                               475 West Terra Cotta Avenue,
[Aptar Group Logo]                              Suite E
                                               Crystal Lake, Illinois 60014
                                               815-477-0424

                                               April 6, 2001

Dear Stockholder,

    It is my pleasure to invite you to attend our annual meeting of stockholders on Wednesday, May 9, 2001. At the meeting, we will review Aptar's performance for fiscal year 2000 and our outlook for the future.

    A notice of the annual meeting and proxy statement are attached. You will also find enclosed your proxy voting card. The vote of each stockholder is important to us. Whether or not you expect to attend the annual meeting, I urge you to complete and return the enclosed proxy card as soon as possible in the accompanying postage-paid envelope, or alternatively, vote by telephone or by the internet.

    I look forward to seeing you on May 9th and addressing your questions and comments.

                                        Sincerely,

                                        /s/ Carl A. Siebel

                                        Carl A. Siebel
                                        President and Chief Executive Officer

                                                 475 West Terra Cotta Avenue,
[Aptar Group Logo]                               Suite E
                                                 Crystal Lake, Illinois 60014
                                                 815-477-0424

                                                 April 6, 2001

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

   The annual meeting of stockholders of AptarGroup, Inc. will be held on Wednesday, May 9, 2001 at 9:00 a.m., at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, 60603 to consider and take action on the following:

1. Election of three directors to terms of office expiring at the annual meeting in 2004; and

2. Transaction of any other business that is properly raised at the meeting.

   Your Board of Directors recommends a vote FOR the election of the three director nominees.

   Stockholders owning our common stock as of the close of business on March 15, 2001 are entitled to vote at the annual meeting. Each stockholder has one vote per share.

   Whether or not you plan to attend the annual meeting, we urge you to vote your shares by using the toll free telephone number, the internet or by completing and mailing the enclosed proxy card.

                                          By Order of the Board of Directors,


                                          /s/ Stephen J. Hagge

                                          Stephen J. Hagge
                                          Secretary

TABLE OF CONTENTS_______________________________________________________________

Annual Meeting Information
  Who is entitled to vote?..................................................   1
  What am I voting on?......................................................   1
  How does the Board of Directors recommend I vote on the proposal?.........   1
  How do I vote?............................................................   2
  What is a quorum?.........................................................   2
  How are shares in a 401(k) plan voted?....................................   2
  How are shares held in a broker account voted?............................   3
  How many votes are required to elect each director?.......................   3
  Who will count the votes?.................................................   3
  How much does this proxy cost?............................................   3
Proposal -- Election of Directors ..........................................   4
  Nominees for Election.....................................................   4
  Directors Whose Present Terms Continue....................................   5
  Board Committees and Meeting Attendance...................................   6
  Board Compensation........................................................   7
Security Ownership of Certain Beneficial Owners and Management..............   9
Compensation Committee Report on Executive Compensation.....................  11
Executive Compensation......................................................  13
  Summary Compensation Table................................................  13
  Option Grants.............................................................  14
  Aggregated Option Exercises and Option Values at Year-End.................  15
  Employment Agreements.....................................................  15
  Pension Plan..............................................................  17
Performance Graph...........................................................  18
Certain Transactions........................................................  19
Section 16(a) Beneficial Ownership Reporting Compliance.....................  19
Audit Committee Report......................................................  19
Annual Report...............................................................  20
Stockholder Proposals.......................................................  20
Other Matters...............................................................  20
Appendix A.................................................................. A-1

                               [LOGO] AptarGroup

                       475 West Terra Cotta Ave, Suite E
                          Crystal Lake, Illinois 60014
--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

ANNUAL MEETING INFORMATION _____________________________________________________

   This proxy statement contains information related to the annual meeting of stockholders of AptarGroup, Inc. to be held on Wednesday, May 9, 2001, beginning at 9:00 a.m., at the offices of Sidley & Austin, One First National Plaza, 55th Floor Conference Room, Chicago, Illinois, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of AptarGroup's Board of Directors to solicit your proxy for use at the annual meeting. It will be mailed to stockholders on or about April 6, 2001.

Who is entitled to vote? _______________________________________________________

   Stockholders owning our common stock at the close of business on March 15, 2001 are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each stockholder has one vote per share on all matters to be voted on at the meeting. On March 15, 2001, there were 35,705,893 shares of common stock outstanding.

What am I voting on? ___________________________________________________________

   You are asked to vote on the election of three nominees to serve on our Board of Directors. The Board of Directors knows of no other business that will be presented at the meeting. If other matters properly come before the annual meeting, the persons named as proxies will vote on them in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposal? ______________

   The Board recommends a vote FOR the election of the three director nominees. Unless you give other instructions when voting your proxy, the persons named as proxies will vote in accordance with the recommendation of the Board.

How do I vote? ________________________________________________________________

   You can vote your proxy in any of the following ways:

  . By Mail: Sign, date and complete the enclosed proxy card and return it in the prepaid envelope.

  . By Telephone: You can vote by touch tone telephone by following the instructions on your proxy card.

  . By Internet: You can vote by internet by following the instructions on your proxy card.

   When voting to elect directors, you have three options:

    .  Vote for all three nominees

    .  Vote for only some of the nominees

    .  Withhold authority to vote for all or some nominees

   If you return your proxy with no votes marked, your shares will be voted as follows:

    .  FOR the election of all three nominees for director

   You can revoke your proxy at any time before it is exercised by one of the following methods:

    .  Writing to AptarGroup's Corporate Secretary

    .  Submitting another signed proxy card with a later date

    .  Voting in person at the annual meeting

    .  Entering a new vote by telephone or the internet

What is a quorum? _____________________________________________________________

   A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of AptarGroup's common stock on March 15, 2001. There must be a quorum for the meeting to be held. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How are shares in a 401(k) plan voted? ________________________________________

   If you hold shares of AptarGroup through your 401(k) plan, you will be instructing the trustee how to vote your shares by completing and returning your proxy card, voting by phone or by the internet. If you do not return your proxy card, or if you return it with unclear voting instructions, or if you do not vote by phone or the internet, the trustee will vote the shares in your 401(k) account in the same proportion as the 401(k) shares for which voting instructions are received.

How are shares held in a broker account voted? _________________________________

   If you own shares through a broker, you should be contacted by your broker regarding a proxy card and whether telephone or internet voting options are available. If you do not instruct your broker on how to vote your shares, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for purposes of determining a quorum, and may vote your shares on some or all proposals. Any unvoted shares, called "broker non-votes", will not affect the outcome of the matter put to a vote.

How many votes are required to elect each director? ____________________________

   The three persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election.

Who will count the votes? ______________________________________________________

   Our transfer agent Mellon Investor Services, L.L.C. will count the votes.

How much does this proxy cost? _________________________________________________

   We have engaged Mellon Investor Services, L.L.C. to solicit proxies for our annual meeting for a fee of $4,500. We also reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and employees of AptarGroup and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation.

              --------------------------------------------------

              Following is the proposal to be voted on at this year's annual meeting.
              --------------------------------------------------

--------------------------------------------------------------------------------

                       PROPOSAL -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

   The Board of Directors is comprised of nine members divided into three classes, with one class of directors elected each year for a three-year term. The terms of Robert L. Barrows, Alfred J. Pilz and Carl A. Siebel expire at the 2001 annual meeting. In order to devote more time to personal interests, Messrs. Barrows and Pilz are not standing for re-election. Their guidance and counsel have been appreciated and will be missed.

   If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee nominated by the Nominating Committee of the Board of Directors. The following sets forth information as to each nominee for election at this meeting and each director continuing in office.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2004 ________________

                  Director
 Name              Since   Age Principal Occupation and Directorships
 ----             -------- --- --------------------------------------
 Alain Chevassus     --     56 Mr. Chevassus has been President of COSFIBEL
                               (flexible plastic packaging) since 2000. From
                               1977 to 1999, Mr. Chevassus was President and
                               Chief Executive Officer of Techpack
                               International (a cosmetic packaging division of
                               Pechiney S.A.).

 Stephen J. Hagge    --     49 Mr. Hagge has been Executive Vice President,
                               Chief Financial Officer and Secretary of
                               AptarGroup since 1993. From 1993 to 2000, Mr.
                               Hagge was also Treasurer of AptarGroup.

 Carl A. Siebel     1993    66 Mr. Siebel has been President and Chief
                               Executive Officer of AptarGroup since 1995. From
                               1993 through 1995, he was President and Chief
                               Operating Officer of AptarGroup.

   The Board of Directors recommends a vote FOR each of the nominees for Director.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2002 ______________________________

                     Director
Name                  Since   Age Principal Occupation and Directorships
----                 -------- --- --------------------------------------
King W. Harris         1993    57 Mr. Harris has been Chairman of the Board since
                                  1996. Since 2000, Mr. Harris has been Chairman of
                                  Harris Holdings, Inc. (investments). From 1987 to
                                  2000, Mr. Harris was President and Chief Executive
                                  Officer of Pittway Corporation (now the Security and
                                  Fire Solutions Group of Honeywell International,
                                  Inc. ("Honeywell")). Mr. Harris is Vice-Chairman and
                                  a director of Penton Media, Inc. (a business-to-
                                  business trade show operator and media company).

Peter H. Pfeiffer      1993    52 Mr. Pfeiffer has been Vice Chairman of the Board
                                  since 1993.

Dr. Joanne C. Smith    1999    40 Dr. Smith has served as Senior Vice President and
                                  Chief Operating Officer of the Corporate Partnership
                                  Division of the Rehabilitation Institute of Chicago
                                  since 1997. She has been a physician at the
                                  Rehabilitation Institute since 1992 and served as
                                  its Director of Business Development from 1994 to
                                  1997.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003 ______________________________

                     Director
Name                  Since   Age Principal Occupation and Directorships
----                 -------- --- --------------------------------------
Ralph Gruska           1993    69 Mr. Gruska is retired. From 1989 to 1991, Mr. Gruska
                                  served as Chairman and Chief Executive Officer of
                                  the Cosmetics Packaging and Dispensers Division of
                                  Cope Allman Packaging plc (a United Kingdom
                                  packaging company).

Leo A. Guthart         1993    63 Mr. Guthart has been Chairman of the Security and
                                  Fire Solutions Group of Honeywell, and Managing
                                  Member of the General Partners of Topspin Partners
                                  L.P. (venture capital investing) since 2000. For
                                  more than five years prior to 2000, Mr. Guthart was
                                  Chairman and Chief Executive Officer of Ademco
                                  Security Group (now part of Honeywell). Mr. Guthart
                                  is a director of the Acorn Investment Trust (an
                                  investment trustee) and Symbol Technologies, Inc.
                                  (bar code scanners and wireless equipment), and
                                  Chairman of the Board and a director of Cylink
                                  Corporation (a data encryption and wireless product
                                  manufacturer).

Prof. Dr. Robert       2000    61 For more than the past five years, Prof. Dr. Hacker
 W. Hacker                        has served as the Chief of Cardiac Surgery at Herz-
                                  und Gefaessklinik (Heart and Vessel Clinic), Bad
                                  Neustadt, Germany.

Alfred J. Pilz and Peter H. Pfeiffer are brothers-in-law.

BOARD COMMITTEES AND MEETING ATTENDANCE ________________________________________

   The Board met 7 times in 2000. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each director served.

   The Board of Directors has four active committees: the Executive, Audit, Compensation and Nominating Committees. Committees report their actions to the full Board at its next regular meeting. An affirmative vote of at least 70% of the Board is required to change the size, membership or powers of these committees, to fill vacancies in them, or to dissolve them. A description of the duties of each committee follows the table below.


                     COMMITTEE MEMBERSHIP AND MEETINGS HELD

----------------------------------------------------------------------------
  Name                               Executive Audit Compensation Nominating
----------------------------------------------------------------------------
  R. L. Barrows                                            X
----------------------------------------------------------------------------
  R. Gruska                                       X        X
----------------------------------------------------------------------------
  L. A. Guthart                                   X*       X*
----------------------------------------------------------------------------
  R. W. Hacker
----------------------------------------------------------------------------
  K. W. Harris                            X*                           X
----------------------------------------------------------------------------
  P. H. Pfeiffer                          X                            X
----------------------------------------------------------------------------
  A. J. Pilz
----------------------------------------------------------------------------
  C. A. Siebel                            X
----------------------------------------------------------------------------
  J. C. Smith                                     X
----------------------------------------------------------------------------
  Number of Meetings in Fiscal 2000       4       4        3           2


  X* Chairperson

Executive Committee ____________________________________________________________

  . May exercise certain powers of the Board, when the Board is not in session, in the management of the business and affairs of AptarGroup.

Audit Committee ________________________________________________________________

  . Provides oversight regarding accounting, auditing and financial reporting practices of AptarGroup.

  . Considers annually the qualifications of our independent auditors and the scope of their audit and makes recommendations to the Board as to their appointment.

  . Retains other responsibilities as outlined in the Audit Committee Charter that is included as Appendix A to this Proxy Statement.

Compensation Committee _________________________________________________________

  .  Establishes executive compensation policies and programs.

  . Recommends to the Board base salaries and target bonus levels for officers of the company.

  . Approves awards and grants to be made in accordance with long-term compensation plans.

Nominating Committee ___________________________________________________________

  . Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

  . Considers as nominees for director, qualified persons recommended by directors, management and stockholders.

BOARD COMPENSATION _____________________________________________________________

   Employees of AptarGroup do not receive any additional compensation for serving as members of the Board or any of its committees. Compensation of non-employee directors consists of the following:

  .  an annual retainer of $10,000, payable $2,500 per quarter

  . a fee of $5,000 for each Board meeting attended in person and $1,000 for any teleconference Board meeting

  . a fee of $1,000 for each committee meeting attended in person (other than a committee meeting held on the same day as a Board meeting) and $250 for each phone meeting of a committee

  .  an annual retainer of $2,000 for the Chairperson of the Audit Committee

  . an annual fee of $100,000 is paid to the Chairman of the Board, who is not an executive of AptarGroup, in lieu of the annual retainer and any meeting fees

   Each director is reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

   Pursuant to the 1996 Director Stock Option Plan, on May 19, 1997 each non-employee director was granted a nonqualified option to purchase 8,000 shares of Common Stock at a purchase price of $20.875 per share. These options became exercisable as to 2,000 shares on November 19, 1997 and an additional 2,000 shares became exercisable on each anniversary of the date of the annual meeting of stockholders. On May 18, 1998, Mr. Barrows was granted a nonqualified option to purchase 6,000 shares of Common Stock at a purchase price of $32.375. This option became exercisable as to 2,000 shares on November 18, 1998 and an additional 2,000 shares became exercisable on each anniversary of the date of the annual meeting of stockholders. On May 14, 1999, Dr. Smith was granted a nonqualified option to purchase 4,000 shares of Common Stock at a purchase price of $29.50. This option became exercisable as to 2,000 shares on November 14, 1999 and an additional 2,000 shares became exercisable on the anniversary of the date of the annual meeting of stockholders. On May 15, 2000, Prof. Dr. Hacker was granted a nonqualified option to purchase 2,000 shares of Common Stock at a purchase price of $27.38. This option became exercisable on November 15, 2000. A non-employee director is only eligible for one grant under this Plan.

   Pursuant to the 2000 Director Stock Option Plan, which succeeds the 1996 Director Stock Option Plan, on the third trading date following the date of the 2001 annual meeting, each non-employee director will be granted a non-qualified option to purchase 8,000 shares of Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of grant. Each option will become exercisable as to 2,000 shares on the date which is six months after the date of grant and an additional 2,000 shares will become exercisable on the earlier of each anniversary of the date of grant or date of the annual meeting of stockholders. Under the 2000 Director Stock Option Plan, a non-employee director is only eligible for one grant under the Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table contains information with respect to the beneficial ownership of Common Stock, as of March 15, 2001, by (a) the persons known by AptarGroup to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (b) each director or director nominee of AptarGroup,
(c) each of the executive officers of AptarGroup named in the Summary Compensation Table below, and (d) all directors, director nominees and executive officers of AptarGroup as a group. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

-------------------------------------------------------------------------------
                                             Shares Owned          Options
                                         --------------------    Exercisable
                                         Number of Percentage Within 60 Days of
                   Name                  Shares(1)    (2)      March 15, 2001
-------------------------------------------------------------------------------
  Neuberger & Berman LLC(3)              3,414,334    9.6            --
  605 Third Ave., New York, NY 10158
-------------------------------------------------------------------------------
  State Farm Mutual Automobile
   Insurance Co.(4)                      2,521,568    7.1            --
  One State Farm Plaza, Bloomington, IL
   61710
-------------------------------------------------------------------------------
  Robert L. Barrows                         80,822     *              6,000
-------------------------------------------------------------------------------
  Alain Chevassus                            5,250     *             --
-------------------------------------------------------------------------------
  Ralph Gruska                              10,000     *              8,000
-------------------------------------------------------------------------------
  Leo A. Guthart(5)                         92,074     *             10,000
-------------------------------------------------------------------------------
  Prof. Dr. Robert W. Hacker                --         --            --
-------------------------------------------------------------------------------
  Stephen J. Hagge(6)                      124,341     *            109,753
-------------------------------------------------------------------------------
  King W. Harris(7)                        808,020    2.3            16,000
-------------------------------------------------------------------------------
  Emil D. Meshberg                         135,646     *             19,000
-------------------------------------------------------------------------------
  Peter H. Pfeiffer                        738,072    2.1           206,954
-------------------------------------------------------------------------------
  Alfred J. Pilz(8)                        436,000    1.2             2,000
-------------------------------------------------------------------------------
  Eric S. Ruskoski                          99,569     *             77,667
-------------------------------------------------------------------------------
  Carl A. Siebel(9)                        403,681    1.1           332,725
-------------------------------------------------------------------------------
  Dr. Joanne C. Smith(10)                    4,870     *              4,000
-------------------------------------------------------------------------------
  All Directors, Director Nominees and
   Executive Officers as a Group (22
   persons)(11)                          3,380,053    9.2         1,200,031

   * Less than one percent.

   (1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. Number of shares includes options exercisable within 60 days of March 15, 2001.

   (2) Based on 35,705,893 shares of Common Stock outstanding as of March 15, 2001 plus respective options exercisable within 60 days of that date.

   (3) The information as to Neuberger & Berman LLC and related entities ("Neuberger & Berman") is derived from a statement on Schedule 13G with respect to the Common Stock, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Such statement discloses that Neuberger & Berman has the sole power to vote 1,343,234 shares, shares power to vote 2,060,800 shares and shares power to dispose of 3,414,334 shares.

   (4) The information as to State Farm Mutual Automobile Insurance Company and related entities ("State Farm") is derived from a statement on
       Schedule 13G with respect to the Common Stock, filed with the Commission pursuant to Section 13(d) of the Exchange Act. Such statement discloses that State Farm has the sole power to vote and dispose of 2,516,132 shares and shares power to vote and dispose of 5,436 shares.

   (5) Mr. Guthart shares the power to vote and dispose of 37,878 shares.

   (6) Mr. Hagge shares the power to vote and dispose of 4,194 shares.

   (7) Mr. Harris shares the power to vote and dispose of 566,714 shares.

   (8) Mr. Pilz shares the power to vote 420,000 shares.

   (9) Mr. Siebel shares the power to vote and dispose of 68,114 shares.

  (10) Dr. Smith shares the power to vote and dispose of 700 shares.

  (11) Includes 1,097,600 shares as to which voting power is shared other than with directors and executive officers of AptarGroup.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ________________________

Compensation Policy ____________________________________________________________

   The compensation policy is designed to support AptarGroup's overall objective of increasing stockholder value by:

  . Attracting, motivating and retaining key executives who are critical to the long-term success of AptarGroup.

  . Awarding short-term incentives based upon respective unit performance and overall Company performance.

  . Aligning executive and stockholder interests through a stock-based long-term incentive program which will reward executives for increased stockholder value.

   The Compensation Committee's general policy is to qualify long-term incentive compensation of U.S. based executive officers for deductibility under
Section 162(m) of the Internal Revenue Code. The total compensation program consists of three components:

Base Salary ____________________________________________________________________

   The salary ranges of executive officers are established in relation to competitive market data provided by outside executive compensation consultants and review of proxy statements of similar publicly-held companies in the packaging industry. Comparisons are made to positions with similar job responsibilities, positions in companies of comparable sales volume, and positions in similar companies in the same industry as AptarGroup. Four of the companies used in establishing salary ranges are included in the Value Line Packaging and Container Industry Group used in the performance graph below. Generally, salaries are established at approximately the 50th to 75th percentile of an executive's salary range. Salary ranges and salaries are reviewed annually. Generally, management performance and accomplishment of goals and objectives are weighted most important in determining base salary increases.

Short-term Incentives __________________________________________________________

   Executives are eligible for annual bonuses based upon:

  .  Profit growth

  .  Return on capital

  .  Achievement of other goals and objectives

  .  General management performance

   Generally, profit growth and return on capital are weighted most important in determining annual cash bonuses. For 2000, no set bonus formula was used for Messrs. Siebel, Pfeiffer and Hagge.

Long-term Incentives ___________________________________________________________

   Executives are eligible for awards of stock options and other awards under AptarGroup's Stock Awards Plans. The awards to executives are made to provide an incentive for future performance to increase stockholder value. The members of the Compensation Committee administer this Plan. In 2000, the total amount of options granted was approximately 1.5% of the total stock outstanding. As reflected in the table of option grants, stock options were granted on January 26, 2000 to all of the named executive officers. Awards were determined in relation to the individual's position and responsibility. The exercise price of the options equaled the market price of AptarGroup's Common Stock on the date of the grants.

Chief Executive Officer Compensation ___________________________________________

   Mr. Siebel's salary was increased approximately 9% to $600,000 on January 1, 2000, as compensation for Mr. Siebel's performance. The Committee set the CEO's compensation slightly above the 50th percentile of the comparable salary range. His 2000 bonus of $353,600, including $81,600 of restricted stock, was established based upon AptarGroup's performance in 2000 compared to 1999. During 2000, Mr. Siebel was awarded an option to purchase 56,000 shares of Common Stock.

                                          COMPENSATION COMMITTEE

                                          Leo Guthart, Chairman
                                          Robert Barrows
                                          Ralph Gruska

EXECUTIVE COMPENSATION _________________________________________________________

Summary Compensation Table _____________________________________________________

   The following table sets forth compensation information for the President and Chief Executive Officer and AptarGroup's four other most highly compensated executive officers serving at the end of 2000 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------
                            Annual       Long Term Compensation
                         Compensation            Awards
                       ----------------- ------------------------
                                                       Securities
     Name and                                          Underlying
    Principal                     Cash    Restricted    Options/   All Other
     Position     Year  Salary   Bonus     Stock(1)       SARs    Compensation
-------------------------------------------------------------------------------
  Carl A. Siebel  2000 $600,000 $272,000   $ 81,600(2)   56,000     $    --
   President and  1999  550,000  162,500    195,000      60,000       1,389
   Chief
   Executive      1998  500,000  300,000         --      60,000       2,537
   Officer
-------------------------------------------------------------------------------
  Peter H.        2000  400,000  255,000         --      44,000          --
   Pfeiffer
   Vice Chairman  1999  365,000  240,000         --      47,000          --
   of
   the Board      1998  325,000  225,000         --      47,000          --
-------------------------------------------------------------------------------
  Stephen J.      2000  300,000  180,000     60,000(2)   20,000       9,344(3)
   Hagge
   Executive      1999  275,000  165,000     60,000      21,000       8,891
   Vice
   President,     1998  250,000  200,000         --      21,000       8,891
   Chief
   Financial
   Officer
   and Secretary
-------------------------------------------------------------------------------
  Emil D.         2000  312,000   93,600         --      17,000      16,225(4)
   Meshberg
   Vice           1999  258,750   75,000     90,000      20,000      11,500
   President,
   Chief          1998       --       --         --          --          --
   Executive
   Officer of
   EMSAR,
   Inc.
-------------------------------------------------------------------------------
  Eric S.         2000  265,000   44,900     35,160(2)   17,000       8,567(5)
   Ruskoski
   President of   1999  250,000   57,500     48,000      18,000       8,239
   Seaquist
   Closures       1998  240,000  117,600         --      18,000       8,239
   L.L.C.

 (1) The number and value of restricted shares held by the named executives as of December 31, 2000, respectively, are as follows:

   Carl A. Siebel--8,525 / $250,422
   Stephen J. Hagge--2,623 / $77,051
   Emil Meshberg--3,934 / $115,561
   Eric S. Ruskoski--2,098 / $61,629

    The restricted shares were valued using the closing share price on the New York Stock Exchange of $29.375 on December 29, 2000. All of the shares of restricted stock vest ratably over three years from the date of grant and dividends are paid on vested shares only.

 (2) Restricted stock values are based upon the issuance of 2,785 shares, 2,048 shares and 1,200 shares to Messrs. Siebel, Hagge and Ruskoski, respectively, and the closing share price on the New York Stock Exchange of $29.30 on February 16, 2001. These shares of restricted stock were issued at the election of the named executive in lieu of a portion of their 2000 annual bonus. All of the shares of restricted stock vest ratably over three years from the date of grant and dividends are paid on vested shares only.

 (3) Consists of $5,100 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $3,207 for Company-provided supplemental disability insurance and $1,037 for Company-provided term life insurance.

 (4) Consists of $4,625 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $11,284 for Company-provided split dollar term life insurance and $316 for Company-provided term life insurance.

 (5) Consists of $5,100 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $3,151 for Company-provided supplemental disability insurance and $316 for Company-provided term life insurance.

Option Grants __________________________________________________________________

   The following table shows all grants in 2000 of stock options to the named executive officers. The exercise price of all such options was the fair market value on the date of grant. No SARs were granted in 2000.


                                         Individual Grants (1) (2)
                     ------------------------------------------------------------------
                                                                  Potential Realizable
                                                                    Value as Assumed
                                                                     Annual Rates of
                     Securities % of Total                             Stock Price
                     Underlying  Options                            Appreciation for
                      Options   Granted to  Per Share                  Option Term
                      Granted   Employees  Exercise or Expiration ---------------------
        Name            (#)      in 2000   Base Price     Date       5%         10%
---------------------------------------------------------------------------------------
  Carl A. Siebel       56,000      10.5      $22.75     1/26/10   $ 801,192 $ 2,030,448
  Peter H. Pfeiffer    44,000       8.2       22.75     1/26/10     629,508   1,595,352
  Stephen J. Hagge     20,000       3.7       22.75     1/26/10     286,140     725,160
  Emil D. Meshberg     17,000       3.2       22.75     1/26/10     243,219     616,386
  Eric S. Ruskoski     17,000       3.2       22.75     1/26/10     243,219     616,386

 (1) All options become exercisable in equal one-third annual increments beginning one year from the grant date.

 (2) All options listed in the table expire ten years after their date of grant. Based on 36,146,910 shares of Common Stock outstanding on January 26, 2000, the closing price per share of Common Stock of $22.75 on January 26, 2000 and a ten-year period, the potential realizable value to all stockholders at 5% and 10% assumed annual rates of stock appreciation would be approximately $517,154,000 and $1,310,615,000, respectively.

Aggregated Option Exercises and Option Values at Year-End _____________________

   The following table provides information as to options exercised and the value of options held by the named executive officers at year-end measured in terms of the closing price of the Common Stock on December 31, 2000. AptarGroup has not granted any SARs.


                                       Number of Securities    Value of Unexercised
                     Shares             Underlying Options     In-the-Money Options
                    Acquired          at December 31, 2000(#) at December 31, 2000($)
                       on     Value   ----------------------- -----------------------
                    Exercise Realized                 Not                     Not
        Name          (#)      ($)    Exercisable Exercisable Exercisable Exercisable
-------------------------------------------------------------------------------------
  Carl A. Siebel       --       --      274,058     116,000   $3,691,703   $547,875
  Peter H.
   Pfeiffer            --       --      160,954      91,000    1,802,289    430,053
  Stephen J. Hagge     --       --       99,086      41,000    1,336,501    194,406
  Emil D. Meshberg     --       --        6,667      30,333       24,585    161,790
  Eric R. Ruskoski     --       --       60,000      35,000      625,875    165,688


Employment Agreements _________________________________________________________

   Mr. Siebel's employment agreement provides for employment through December 31, 2001 at a minimum salary of $600,000 and provides for a payment of three months' salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of one year, unless it is terminated by AptarGroup or Mr. Siebel by written notice seven months before the end of the then current contract period. A separate pension agreement provides Mr. Siebel with an annual pension compensation, subject to cost of living adjustments, of 60% of his 2000 salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life. Mr. Siebel began receiving benefits from this pension in February 2000, and pension benefits for the year 2000, which are denominated in Deutsche Marks, are equivalent to approximately $314,000. Benefits are not subject to reduction for Social Security benefits or other offset items.

   Mr. Pfeiffer's employment agreement provides for employment through April 21, 2003 at a minimum salary of $400,000 and provides for a payment of three months' salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of five years, unless it is terminated by AptarGroup or Mr. Pfeiffer by written notice one year before the end of the then current contract period; however, the agreement automatically terminates on June 28, 2013. A separate pension agreement provides Mr. Pfeiffer with an annual pension compensation, subject to cost of living adjustments, of up to 60% of his final year's salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life and may provide any surviving child with annual payments of up to 30% of his then pension to as late as age
27. Pension benefits would normally commence at age 60, but reduced benefits are available after age 55 subject to a minimum annual payment of approximately $127,000. Estimated annual pension benefits upon retirement at age 60 (assuming the current salary remains constant) are equivalent to $240,000. Benefits are not subject to reduction for Social Security or other offset items.

   Mr. Hagge's employment agreement provides for employment through February 1, 2004 at a minimum annual salary of $300,000 and provides, in the event of disability, payment for a period of two years from termination due to disability of one-half of the amount Mr. Hagge would have received and, in the event of death, payment to his estate for a period of two years from the anniversary of his death of one-half of the amount he would have received. Mr. Hagge is also entitled to additional term life insurance coverage and supplemental long-term disability coverage. The agreement provides for an automatic extension as of each February 1 for one additional year unless either AptarGroup or Mr. Hagge terminates the automatic extension provision by written notice at least 30 days prior to the automatic extension date; provided, however, that in no event shall the term extend beyond October 28, 2016. Mr. Hagge's employment agreement provides that if he is terminated without cause, Mr. Hagge will continue to receive his salary until the end of the employment period then in effect. In the event of a change in control of AptarGroup, Mr. Hagge may not be terminated unless he receives written notice of such termination at least six months prior to the date of termination. If Mr. Hagge is terminated within two years following a change in control or if he terminates his employment for good reason within such two-year period, Mr. Hagge will continue to receive his salary for 18 months following the date of termination.

   Mr. Meshberg's employment agreement provides for employment through February 17, 2002 at a minimum annual salary of $312,000. Mr. Meshberg is also entitled to additional split-dollar life insurance coverage. Mr. Meshberg's employment agreement provides that if he is terminated without cause or if he terminates for good reason (which includes, among other things, a change in control of AptarGroup), Mr. Meshberg will continue to receive his salary until the later to occur of February 17, 2002 and 24 months following the date of termination of employment. Under such circumstances, any portion of Mr. Meshberg's option to purchase 20,000 shares of Common Stock granted under the employment agreement that has not vested as of the date of termination will become fully exercisable, and he is also entitled to receive any accrued salary and bonus through the date of termination, as well as certain other benefits.

   Mr. Ruskoski's employment agreement provides for employment through February 1, 2004 at a minimum annual salary of $265,000 and provides, in the event of disability, payment for a period of two years from termination due to disability of one-half of the amount Mr. Ruskoski would have received and, in the event of death, payment to his estate for a period of two years from the anniversary of his death of one-half of the amount he would have received. Mr. Ruskoski is also entitled to additional term life insurance coverage and supplemental long-term disability coverage. The agreement provides for an automatic extension as of each February 1 for one additional year unless either AptarGroup or Mr. Ruskoski terminates the automatic extension provision by written notice at least 30 days prior to the automatic extension date; provided, however, that in no event shall the term extend beyond September 12, 2012. Mr. Ruskoski's employment agreement provides that if he is terminated without cause, Mr. Ruskoski will continue to receive his salary until the end of the employment period then in effect. In the event of a change in control of AptarGroup, Mr. Ruskoski may not be terminated unless he receives written notice of such termination at least six months prior to the date of termination. If Mr. Ruskoski is terminated within two years following a change in control or if he terminates his employment for good reason within such two-year period, Mr. Ruskoski will continue to receive his salary for 18 months following the date of termination.

Pension Plan ___________________________________________________________________

   Substantially all U.S. employees of AptarGroup and its subsidiaries are eligible to participate in the Pension Plan. Employees are eligible to participate after six months of credited service and become fully vested after five years of credited service. The annual benefit payable to an employee under the Pension Plan upon retirement computed as a straight life annuity equals the sum of the separate amounts the employee accrues for each of his years of credited service under the Plan. Such separate amounts are determined as follows: for each year of credited service through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.8% (2% for years after 1986) of such year's compensation above such wage base, plus certain increases put into effect prior to 1987; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year's "Covered Compensation" and 1.85% of such year's compensation above such "Covered Compensation"; and for each year thereafter, 1.2% of such year's compensation. The employee's compensation under the Pension Plan for any year includes all salary, commissions and overtime pay and, beginning in 1989, bonuses, subject to such year's limit applicable to tax-qualified retirement plans. The employee's "Covered Compensation" under the Pension Plan for any year is generally the average of the Social Security wage base for each of the 35 years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement under the Pension Plan is age 65 and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset items.

   Officers of AptarGroup and its subsidiaries participating in the Pension Plan are also eligible for AptarGroup's non-qualified supplemental retirement plan ("SERP"). The benefits payable under the SERP will generally be in the form of a single sum and will be computed as a single life annuity equal to the sum of the separate amounts the participant accrues for each year of credited service. Such separate amounts are determined as follows: for each year of credited service through the year in which the participant reaches 35 years of service, 1.85% of the participant's "Supplemental Earnings"; and for each year after 35 years of credited service, 1.2% of such year's "Supplemental Earnings." "Supplemental Earnings" is generally the difference between (i) the participant's earnings calculated as if the limitation of Section 401(a)(17) of the Internal Revenue Code were not in effect and (ii) the participant's recognized earnings under the Pension Plan. Participants who terminate service prior to being eligible for retirement (i.e., age 65 or age 55 with 10 years of credited service) will forfeit all accrued benefits under the SERP. The SERP provides for the vesting of all accrued benefits in the event of a change of control.

   Estimated annual benefits payable under the Pension Plan and the SERP upon retirement at normal retirement age for Messrs. Hagge, Meshberg and Ruskoski are approximately $197,000, $86,000 and $130,000, respectively. Messrs. Siebel and Pfeiffer are not eligible to receive benefits under the Pension Plan but, as described above, Messrs. Siebel and Pfeiffer are entitled to certain pension benefits pursuant to their respective employment agreements.

PERFORMANCE GRAPH ______________________________________________________________

   The following graph shows a five year comparison of the cumulative total stockholder return on AptarGroup's Common Stock as compared to the cumulative total return of two other indexes: the Value Line Packaging & Container Industry Group ("Peer Group") and the Standard & Poor's 500 Composite Stock Price Index. These comparisons assume an initial investment of $100 and the reinvestment of dividends.


                              [GRAPH APPEARS HERE]

                  12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
    -------------------------------------------------------------------
      AptarGroup    100       95      151      153      138      163
    -------------------------------------------------------------------
      Peer Group    100      129      159      138      127       81
    -------------------------------------------------------------------
      S&P 500       100      123      164      211      255      232

CERTAIN TRANSACTIONS ___________________________________________________________

   On February 17, 1999, AptarGroup acquired the capital stock of privately held Emson Research Inc. and related companies ("Emsar", formerly known as Emson), for a purchase price of approximately $122.8 million in cash and approximately $4 million in Common Stock. Emil Meshberg, who prior to the Emsar acquisition was chief executive officer of Emsar, entered into an employment agreement with AptarGroup and became an executive officer of AptarGroup immediately following the Emsar acquisition.

   Under the terms of the agreement governing the Emsar acquisition, AptarGroup may from time to time receive certain indemnification payments. The aggregate amount received in 2000 was approximately $655,000.

   As a result of the Emsar acquisition, AptarGroup leases real estate from, purchases materials from and sells products to entities related to Mr. Meshberg or certain members of his family. In 2000, the transactions between AptarGroup and these entities amounted to lease payments of approximately $625,000, purchases of approximately $20,000 and sales of approximately $308,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ________________________

   Based on AptarGroup records and other information, AptarGroup believes that all SEC filing requirements applicable to its Executive Officers and Directors were complied with for 2000.

AUDIT COMMITTEE REPORT _________________________________________________________

   The Audit Committee of the Company's Board of Directors is composed of three independent, non-employee directors and operates under a written charter adopted by the Board. A copy of this charter is included as Appendix A to this Proxy Statement.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

   The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management has represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Also, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

   In addition, the Committee discussed with the independent accountants the accountants' independence from the Company and its management, and the independent accountants provided the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In considering the independence of the

Company's independent accountants, the Committee took into consideration the amount and nature of the fees paid to the independent accountants for non-audit services as described under "Other Matters" in this Proxy Statement.

   Based on the review and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Leo Guthart, Chairman
                                          Ralph Gruska
                                          Dr. Joanne Smith

ANNUAL REPORT __________________________________________________________________

   AptarGroup's annual report for the year ended December 31, 2000 is being distributed with this proxy statement. Stockholders are referred to the report for financial and other information about the company, but such report is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS __________________________________________________________

   In order to be considered for inclusion in AptarGroup's proxy materials for the 2002 Annual Meeting of Stockholders, any stockholder proposal must be received at AptarGroup's principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014 by December 7, 2001. In addition, AptarGroup's Bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at the 2001 annual meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 15, 2001, who is entitled to vote at the annual meeting and who has given AptarGroup's Secretary timely written notice, in proper form, of the stockholder's proposal or nomination. A stockholder proposal or nomination intended to be brought before the 2001 annual meeting must have been received by the Secretary on or after February 9, 2001 and on or prior to March 11, 2001. The 2002 annual meeting is expected to be held on May 8, 2002. A stockholder proposal or nomination intended to be brought before the 2002 annual meeting must be received by the Secretary on or after February 8, 2002 and on or prior to March 10, 2002.

OTHER MATTERS __________________________________________________________________

   PricewaterhouseCoopers LLP, who served as independent accountants for the year ended December 31, 2000, has been selected by the Board, upon the recommendation of the Audit Committee, to audit the consolidated financial statements of AptarGroup for the year ending December 31, 2001. It is expected that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, with the opportunity to make a statement if he should so desire, and will be available to respond to appropriate questions.

   The following fees were billed by PricewaterhouseCoopers LLP, AptarGroup's independent accountants, for services rendered in 2000:

     . Audit Fees                           $498,000

     . All Other Fees:
         Tax Planning and Consulting Fees    285,000
         Other Fees                          193,000
                                            --------
         Total Fees                         $976,000
                                            ========

   Audit Fees primarily represent amounts paid for the audit of AptarGroup's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

   Tax Planning and Consulting Fees represent assistance in the preparation of AptarGroup's U.S. tax return, domestic and international income tax planning assistance, expatriate and executive tax work and tax work related to foreign entity statutory audits.

   Other Fees include amounts paid for non-financial systems management consulting, financial due diligence assistance, and audits of benefit plans. PricewaterhouseCoopers LLP did not bill AptarGroup for fees related to financial information systems design or implementation in 2000.

By Order of the Board of Directors,

/s/ Stephen J. Hagge
Stephen J. Hagge
Secretary

Crystal Lake, Illinois
April 6, 2001

                                                                      APPENDIX A

                            Audit Committee Charter

Mission Statement

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Committee will review the financial reporting process, the system of internal control, the audit process and the Company's process for monitoring compliance with laws and regulations and with the Company's compliance policy ("Code of Conduct"). In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the Company's business operation and risks, as well as an understanding of the detailed responsibilities of committee membership.

Membership

     The Committee will be comprised of at least three members, each of which shall meet the independence and experience requirements of the New York Stock Exchange. The Board of Directors shall appoint the members of the Committee. The Committee will meet with representatives of the independent auditors of the corporation and management, prior to the commencement of the annual audit, for purposes of reviewing the scope of such audit and meet again with said representatives subsequent to the completion of the audit for purposes of reviewing the results thereof. In addition, the Committee shall also either meet in person or telephonically with representatives of the external auditors of the corporation and management prior to the announcement of its quarterly/annual earnings.

Roles and Responsibilities

     The Committee shall:

    . Require that the external auditors keep the Committee informed about fraud, illegal acts, and deficiencies in internal control and certain other matters.

    . Ask management about the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    . Review the annual financial statements including MD&A and other sections of the annual report before its release and determine whether they are consistent with the information known to committee members.

    . Meet with management and, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of their review. This may be done by the committee chairperson or by the entire committee.

    . Review the findings of any examinations by the regulatory agencies such as the Securities and Exchange Commission.

    . Require that the Code of Conduct is formalized in writing and periodically obtain updates from management regarding compliance with the Code of Conduct.

    .  Review the external auditor's proposed audit scope and approach.

    . Recommend to the Board of Directors the employment of the external auditor.

    .  Approve the fees to be paid to the external auditor.

    . Request from the external auditor annually, a formal written statement delineating all relationships between the auditor and the Company.

    . Discuss with the external auditors any such disclosed relationships and their impact on the external auditor's independence.

    . Recommend that the Board of Directors take appropriate action in response to the external auditor's report to satisfy itself of the auditor's independence.

    . Meet with the external auditors and management in separate regularly scheduled executive sessions.

    . Review with the Company's legal counsel as deemed necessary any legal matters that could have a significant impact on the Company's financial statements.

    . If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist and perform such other duties, as the Board of Directors shall from time to time assign to it.

    . Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board before its approval.

    . Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Reporting Responsibilities

    . Regularly update the Board of Directors about committee activities and make appropriate recommendations.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

Approved by Board of Directors of AptarGroup, Inc.
April 19, 2000

                                                                          COMMON
                                                                          STOCK
                                                                          PROXY


                                AptarGroup, Inc.
                       475 West Terra Cotta Ave., Suite E
                             Crystal Lake, IL 60014

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ralph A. Poltermann and Matthew J. DellaMaria or either of them (each with full power of substitution), are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of AptarGroup, Inc. to be held on May 9, 2001, and at any adjournment thereof as specified on reverse side.

                          (continued on reverse side)


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 .  View account status                     .  View payment history for dividends
 .  View certificate history                .  Make address changes
 .  View book-entry information             .  Obtain a duplicate 1099 tax form
                                           .  Establish/change your PIN

               Visit us on the web at http://mellon-investor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect/SM/ is currently only available for domestic individual and joint accounts.

 .  SSN
 .  PIN
 .  Then click on the Establish Pin button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

--------------------------------------------------------------------------------

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

 .  SSN
 .  PIN
 .  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

--------------------------------------------------------------------------------

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

 .  Certificate History
 .  Book-Entry Information
 .  Issue Certificate
 .  Payment History
 .  Address Change
 .  Duplicate 1099

             For Technical Assistance Call 1-877-978-7778 between
                 9am-7pm Monday-Friday Eastern Time

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR proposal 1. This proxy revokes any proxy heretofore given.

                                                         Please mark your    [X]
                                                         votes as indicated
                                                         in this example

1.  ELECTION OF DIRECTORS

        FOR all nominees listed at                       WITHHOLD
        right (except as marked to                       AUTHORITY
              the contrary)                      to vote for all nominees
                                                      listed at right
                   [_]                                      [_]

01 Carl A. Siebel, 02 Stephen J. Hagge, and 03 Alain Chevassus

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

                              Please disregard if you have previously provided your consent decision.
                                                                             [_]
                              By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                              (Please fill in, sign and date this proxy and mail it in the envelope provided.)


Signature                            Signature                              Date
         ----------------------------         ------------------------------
IMPORTANT: Please sign exactly as your name(s) appear hereon. Joint owners should each sign personally. If you sign as agent or any other capacity, please state the capacity in which you sign.

                            .  FOLD AND DETACH HERE .

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                  -------------------------------------------

                                   Internet
                        http://www.proxyvoting.com/atr

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                  -------------------------------------------

                                      OR

                  -------------------------------------------

                                   Telephone
                                1-800-840-1208

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                  -------------------------------------------

                                      OR

                  -------------------------------------------

                                     Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                  -------------------------------------------

             If you vote your proxy by internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.aptargroup.com
(http://www.aptargroup.com)